Exhibit 99.1

CONTACT:	William George	675 Bering Drive, Suite 400
	Chief Financial Officer	Houston, Texas 77057
	713-830-9600	713-830-9600
713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS SECOND QUARTER 2017 RESULTS

Houston, TX — July 27, 2017 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of mechanical services including heating, ventilation, air conditioning, plumbing, piping and controls, today announced net income of $18.0 million or $0.48 per diluted share, for the quarter ended June 30, 2017, as compared to $17.7 million or $0.47 per diluted share, for the quarter ended June 30, 2016.  The Company reported revenue of $465.4 million in the current quarter, as compared to $427.5 million in 2016.  The Company reported free cash flow of $4.9 million in the current quarter, as compared to $16.4 million in 2016.  Backlog as of June 30, 2017 was $937.8 million as compared to $863.0 million as of March 31, 2017 and $724.3 million as of June 30, 2016.

Brian Lane, Comfort Systems USA’s President and Chief Executive Officer, said, “We are pleased to report a good second quarter as our operations continue to post historically strong results.  Our booking trends also continue to indicate a strengthening of our construction prospects. In addition, although we must amortize BCH Mechanical’s intangible assets for the initial post-acquisition quarters–which prevents us from reflecting their full earnings contribution in our reported earnings–we are encouraged by the superb second quarter earnings contributed by our new partners.”

The Company reported net income of $25.4 million or $0.67 per diluted share, for the six months ended June 30, 2017, as compared to $27.6 million or $0.73 per diluted share, in 2016.  The Company also reported revenue of $846.0 million, as compared to $813.5 million in 2016.  Free cash flow for the six months ended June 30, 2017 was $10.1 million, as compared to $26.0 million in 2016.

Mr. Lane concluded, “We currently expect that 2017 results will be similar to the unprecedented levels that we posted in 2016.  We are continuing to invest in our people and in improving our productivity and sales.  With strengthening backlog and favorable prospects across our business, we are positive about our outlook for the rest of 2017, and as our new bookings mature we are optimistic about our prospects for growth and profitability in 2018.”

As previously announced, the Company will host a webcast and conference call to discuss its financial results and position in more depth on Friday,  July 28, 2017 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-713-4213 and enter 11056449 as the passcode.  Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PKVJRXVEP.  The Company anticipates that an accompanying slide presentation will also be available under the Investor tab.  Pre-registrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection.  The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 3:00 p.m. Central Time,  Friday,  August 4, 2017 by calling 1-888-286-8010 with the conference passcode of 65498813, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 108 locations in 97 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. All comments concerning the Company’s expectations for future revenue and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; failure of third party subcontractors and suppliers to complete work as anticipated;  difficulty in obtaining or increased costs associated with bonding and insurance; impairment to goodwill; errors in the Company’s percentage-of-completion method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; shortages of labor and specialty building materials; retention of key management; seasonal fluctuations in the demand for mechanical systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; an increase in our effective tax rate; an information technology failure or cyber security breach; and other risks detailed in our reports filed with the Securities and Exchange Commission.

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

(In Thousands, Except per Share Amounts)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	(Unaudited)				(Unaudited)
	2017	%	2016	%	2017	%	2016	%
Revenue	$465,411	100.0%	$427,538	100.0%	$845,999	100.0%	$813,480	100.0%
Cost of services	369,673	79.4%	338,112	79.1%	674,307	79.7%	650,552	80.0%
Gross profit	95,738	20.6%	89,426	20.9%	171,692	20.3%	162,928	20.0%

SG&A	66,599	14.3%	61,023	14.3%	129,846	15.3%	119,213	14.7%
Goodwill impairment	—	—	—	—	1,105	0.1%	—	—
Gain on sale of assets	(126)	—	(212)	—	(280)	—	(357)	—
Operating income	29,265	6.3%	28,615	6.7%	41,021	4.8%	44,072	5.4%

Interest expense, net	(1,013)	(0.2)%	(604)	(0.1)%	(1,392)	(0.2)%	(1,304)	(0.2)%
Changes in the fair value of contingent earn-out obligations	(598)	(0.1)%	(336)	(0.1)%	(624)	(0.1)%	(336)	—
Other income (expense)	29	—	(111)	—	47	—	375	—
Income before income taxes	27,683	5.9%	27,564	6.4%	39,052	4.6%	42,807	5.3%

Income tax expense	9,711		9,847		13,603		15,249
Net income	$17,972	3.9%	$17,717	4.1%	$25,449	3.0%	$27,558	3.4%

Income per share:
Basic	$0.48		$0.47		$0.68		$0.74
Diluted	$0.48		$0.47		$0.67		$0.73

Shares used in computing income per share:
Basic	37,296		37,437		37,272		37,390
Diluted	37,705		37,911		37,714		37,870

Supplemental Non-GAAP Information — Adjusted Earnings Before Interests, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited) (In Thousands)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2017	%	2016	%	2017	%	2016	%

Net income	$17,972		$17,717		$25,449		$27,558
Income taxes	9,711		9,847		13,603		15,249
Other expense (income), net	(29)		111		(47)		(375)
Changes in the fair value of contingent earn-out obligations	598		336		624		336
Interest expense, net	1,013		604		1,392		1,304
Gain on sale of assets	(126)		(212)		(280)		(357)
Goodwill impairment	—		—		1,105		—
Depreciation and amortization	10,760		6,900		16,899		13,158
Adjusted EBITDA	$39,899	8.6%	$35,303	8.3%	$58,745	6.9%	$56,873	7.0%

Note:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income including noncontrolling interests, income taxes, other expense (income), net, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets, goodwill impairment and depreciation and amortization.  Other companies may define Adjusted EBITDA differently.  Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(In Thousands)

	June 30,	December 31,
	2017	2016
	(Unaudited)

Cash and cash equivalents	$34,465	$32,074
Accounts receivable, net	391,536	318,837
Costs and estimated earnings in excess of billings	40,653	29,369
Other current assets	30,515	35,677
Total current assets	497,169	415,957
Property and equipment, net	74,539	68,195
Goodwill	203,223	149,208
Identifiable intangible assets, net	83,269	42,435
Other noncurrent assets	34,955	33,108
Total assets	$893,155	$708,903

Current maturities of long-term debt	$1,113	$600
Current maturities of long-term capital lease obligations	112	163
Accounts payable	124,326	103,440
Billings in excess of costs and estimated earnings	99,536	83,985
Other current liabilities	150,329	129,493
Total current liabilities	375,416	317,681
Long-term debt	103,468	1,955
Long-term capital lease obligations	45	93
Other long-term liabilities	17,314	12,541
Total liabilities	496,243	332,270
Total stockholders’ equity	396,912	376,633
Total liabilities and stockholders’ equity	$893,155	$708,903

Selected Cash Flow Data (Unaudited) (In Thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Cash provided by (used in):
Operating activities	$11,127	$23,304	$21,180	$36,421
Investing activities	$(89,653)	$(8,284)	$(94,751)	$(68,900)
Financing activities	$81,547	$(20,278)	$75,962	$14,297

Free cash flow:
Cash from operating activities	$11,127	$23,304	$21,180	$36,421
Purchases of property and equipment	(6,569)	(7,139)	(11,646)	(10,904)
Proceeds from sales of property and equipment	313	274	605	494
Free cash flow	$4,871	$16,439	$10,139	$26,011

Note:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.